MICRON ENVIRO SYSTEMS, INC.
1205-789 West Pender Street
Vancouver, British Columbia
V7Y 1G5
Telephone: (604) 646-6903
Facsimile: (604) 689-1733

AGREEMENT

December 17, 2004

Pemberton Energy Ltd.
328,100-1039 17th Avenue S.W.
Calgary, Alberta
T2T 0B2

Dear Sirs:

Re: Option to earn LSD 14-28-012-15W4M Enchant, Alberta (exhibit “A”)

This Agreement shall set forth the terms and conditions relating to exhibit “A” between Pemberton Energy Ltd. (the “Optionor”) by Micron Enviro Systems, Inc. (the “Optionee”) which, when accepted by you, shall form a binding agreement between us.

1.

Both the Optionor and the Optionee agree to the Authorization for Expeditures (“AFE”) attached as (exhibit “B”).

2.

In consideration for the payment of 50% of your portion of exhibit “B”, the Optionor hereby irrevocably gives and grants to the Optionee the sole and exclusive right and option (the "Option") to acquire from the Optionor a 25% working interest in the Prospect, such Option to be exercisable by the Optionee paying the Optionor $1.

3.

After the Optionee earns back 100% of funds spent on the AFE the Optionor backs in (the”back in”) for 50% of our 50% at no cost. After back in the Optionor and Optionee shall each be responsible for 50% of the costs associated with this well.

4.

Before and after payout the lands that have been earned and are joint lands shall be operated pursuant to the terms and conditions of the 1990 CAPL operating agreement and the 1996 PASC utilizing the rates and elections identified in Schedule “A” attached.

5.

Pemberton Energy Ltd. shall be the operator with respect to all operations to be conducted pursuant to this agreement.

6.

The Optionor will provide the Optionee with all well information on any wells on the lands or leases pertaining to such lands, on a daily and current basis. It is further agreed that all parties shall receive the said well information while this Agreement is in effect.

If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Letter Agreement where indicated below, which will then form a binding agreement between us, subject only to the terms and conditions aforesaid.

Yours very truly,

Micron Enviro Systems, Inc.

Per: /s/ Bernard McDougall
       Director

The terms of this Letter Agreement are hereby acknowledged
and accepted as of the 17th day of December, 2004.

Pemberton Energy Ltd.

Per: /s/ Richard Saxon

3

Schedule “A”

CAPL OPERATING PROCEDURE-1990

I	Operator:	Pemberton Energy Ltd.
II	Insurance(Clause 311)	Alternate-A
III	Marketing Fee(Clause 604)	Alternate- B (a) 0%, (b) 0%, (c) 0%, (d) 0%
IV	Casing Point Election (903)	Alternate- A
V	Penalty for Independent Operations (Clause 1007):
		Development Well:	100%
		Exploration Wells:	100%
VI	Well Preserves Title(Clause 10.10(a)(iv)):	60 Days
VII	Notices (Clause 2202)	Per letterhead address
VIII	Disposition of Interests(Clause 2401)	Alternate-A
IX	Recognition Upon Assignment(Clause 2404)	Alternate-A